FILED # C 20228-00

JUL27 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

                            ARTICLES OF INCORPORATION


Article #1:        The name of the corporation is:

                         TIME MARKETING ASSOCIATES, INC.



Article #2:        The name and address of the Resident Agent is:
                             Paracorp Incorporated
                             318 N. Carson St. #208
                             Carson City, NV 89701

Article #3:        The type of business is to engage in any lawful activity
                   for which a Corporation may be duly organized under the General Corporation Law of Nevada.

Article #4:        The total authorized capital of the corporation is:

                   20,200,000 shares at a par value of $.001 of which 20,000,000 shares shall be common voting stock, each share entitled to the same dividend, liquidation, and voting rights: 200,000 shares shall be preferred voting stock, each share entitled to the same dividend, liquidation, and voting rights.


Article #5:        The governing board of the corporation is three directors.
                   The number of directors may be changes by the board. The director's name and address are as follows:

                        Michael F. Pope           Philip C. La Puma
                        318 N. Carson St #208     318 N. Carson St #208
                        Carson City, NV 89701     Carson City, NV 89701

                        Victoria A. Pope
                        318 N. Carson St #208
                        Carson City, NV 89701


Article #6:        All shares are non-assessable at this time.


Article #7:        The liability of the directors of the corporation for
                   monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

Article #8:        The corporation is authorized to indemnify the directors
                   and officers of the corporation to the fullest extent permissible under Nevada Law.

Article #9:        The corporation shall have perpetual existence.

Article #10:       The name and address of the incorporator is as follows:

                           Nancy A. Gaches
                           318 N. Carson St #208
                           Carson City, NV 89701


                           Signature: Nancy A. Gaches


CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Paracorp Incorporated, hereby accept appointment as Resident Agent for the above named corporation.

:   Nancy A. Gaches for Paracorp, Inc. Date: 7/20/00